SCHEDULE 14A INFORMATION

                  PROXY STATEMENT PURSUANT TO SECTION 14(A) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

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                 Filed by a Party other than the Registrant [_]

Check the appropriate box:

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[_]   Confidential, for Use of the Commission Only (as permitted by Rule
      14a-6(e)(2))

[_]   Definitive Proxy Statement

[X]   Definitive Additional Materials

[_]   Soliciting Material Pursuant to Sec. 240.14a-12


                            FREMONT MUTUAL FUNDS INC.
                (Name of Registrant as Specified in Its Charter)


      --------------------------------------------------------------------
      (Name of Person(s) Filing Proxy Statement, if other than Registrant)


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

fremont (R)                                                       URGENT UPDATE
        FREMONT INVESTMENT ADVISORS


November 30, 2004

Dear Valued Advisor,

As a follow up to our previous communications regarding the sale of Fremont Investment Advisors' assets, we wanted to let you know that a SPECIAL MEETING OF SHAREHOLDERS WILL BE HELD ON JANUARY 11, 2005 FOR SHAREHOLDERS OF THE FREMONT FUNDS. Your clients with Fremont Funds holdings as of November 5, 2004 have been mailed a proxy/information statement regarding this important shareholder meeting.

Below is a Q&A explaining the key elements of the proxy:

WHAT ARE MY CLIENTS BEING ASKED TO VOTE ON?

Shareholders are being asked to vote on an Agreement and Plan of Reorganization to allow the Funds to transfer all of their assets into corresponding Managers Funds. There are two proposed reorganizations:

1. The following Fund mergers will result in the existing Fremont Fund being merged into a new Managers Fund. The new Funds will each have substantially the same investment objective and retain the same sub-advisor as the original Fremont Fund.

      EXISTING FREMONT MUTUAL FUND                      ACQUIRING MANAGERS FUND
      ----------------------------                      -----------------------
      Fremont Global                                    Managers Fremont Global

      Fremont International Growth                      Managers International Growth

      Fremont Structured Core                           Managers Structured Core

      Fremont U.S. Small Cap                            Managers Small Cap

      Fremont U.S. Micro-Cap                            Managers Fremont Micro-Cap

      Fremont Institutional U.S. Micro-Cap              Managers Fremont Institutional Micro-Cap

      Fremont Real Estate Securities                    Managers Real Estate Securities

      Fremont Bond                                      Managers Fremont Bond

      Fremont California Intermediate Tax-Free          Managers California Intermediate Tax-Free

      Fremont Money Market                              Fremont Money Market

www.fremontinstitutional.com                                        800.565.0254
fremont (R)                                                       URGENT UPDATE
        FREMONT INVESTMENT ADVISORS


2. The Fremont Large Cap Growth Fund and the Fremont Large Cap Value Fund will be merged into existing Managers Funds as follows:

      EXISTING FREMONT MUTUAL FUND                      ACQUIRING MANAGERS FUND
      ----------------------------                      -----------------------
      Fremont Large Cap Growth                          Managers Capital Appreciation

      Fremont Large Cap Value                           Managers Value


Proxy materials have been mailed to all shareholders of record as of November 5, 2004.

WHAT WILL HAPPEN TO INVESTMENTS IN THE FREMONT FUNDS?

Upon the completion of the reorganizations (which is subject to various closing conditions such as shareholder approval), your clients will become shareholders of the corresponding acquiring Managers Fund (as noted above). We expect this to occur before the end of January 2005. Shareholders will receive shares of the new acquiring Managers Fund with a value equal to the value of the investment held in the current Fund, as of the closing date. Fremont Funds will cease operations as of the same date.

HOW DID YOU DETERMINE THE ACQUIRING FUNDS?

As you may recall, in January 2003, Fremont Investment Advisors ("FIA") announced its intention to sell substantially all of its investment advisory business. Following the announcement, FIA and the Funds' Board of Directors undertook a search to find a buyer of FIA's business that would be able to provide the shareholders of the Fremont Funds with high quality management and shareholder services, consistent with the standards of excellence that your clients have come to expect as a shareholder of the Fremont Funds.

Affiliated Managers Group, Inc. ("AMG") and its Managers Funds LLC ("Managers") platform emerged from this search as an ideal selection. Managers is currently the investment adviser to a family of 27 mutual funds, all of which are managed through subadvisors as "manager-of-managers" funds, similar to the Fremont Funds. Managers' philosophy of selecting the "best of breed" subadvisors for its Funds is entirely consistent with the way we have sought to operate the Fremont Funds. Managers is committed to providing investors with access to a complete array of investment products and state-of-the-art shareholder services. Consistent with this commitment and as part of its offer to provide the same high quality products and services to shareholders of the Fremont Funds, Managers (which is based in Norwalk, Connecticut) will open an office in San Francisco and will retain many key employees of FIA who are currently responsible for providing a variety of investment management and shareholder services to the Fremont Funds. As a result, if the reorganizations are approved, you and your clients of the Fremont Funds will continue to be served by many members of your existing FIA team.


www.fremontinstitutional.com                                        800.565.0254
fremont (R)                                                       URGENT UPDATE
        FREMONT INVESTMENT ADVISORS


WHAT ARE THE TAX CONSEQUENCES OF THE PROPOSED REORGANIZATION?

The proposed reorganizations will NOT BE A TAXABLE EVENT for federal income tax purposes. Shareholders will not realize any capital gains or losses as a direct result of the reorganizations. A shareholder's tax basis in his or her current fund's shares will carry over into the acquiring Managers Fund.

WHO WILL PAY THE EXPENSES OF THE PROPOSED REORGANIZATIONS?

Managers Funds and Fremont Investment Advisors have agreed to share the expenses related to the proposed reorganizations. THE SHAREHOLDERS OF FREMONT FUNDS AND MANAGERS FUNDS WILL NOT PAY EXPENSES RELATED TO THE REORGANIZATIONS.

WHAT IS THE VOTE REQUIREMENT / WHY DO THEY NEED A VOTE FROM MY CLIENTS?

In order for a particular Fremont Fund to be reorganized, the affirmative vote of a majority of the outstanding shares of that Fund is required (normally this means 50% of the outstanding shares plus one). It is important that all shareholders exercise their right to vote on this important matter.


VOTING -------------------------------------------------------------------------


HOW CAN MY CLIENTS VOTE THEIR SHARES?

Fremont Funds has set up four convenient voting options:

1. BY INTERNET. Shareholders can visit the Internet address printed on their proxy ballot and enter the control number found on that ballot.

2. BY TOUCH-TONE PHONE. Shareholders can dial the toll-free number found on their proxy ballot and follow the simple instructions.

3. BY MAIL. Send the signed proxy ballot back in the postage paid envelope that was mailed along with the proxy statement.

4. BY PHONE. Shareholders can also call 1-800-317-8044 to cast their vote by phone. Representatives are available Monday through Friday between the hours of 9:00 a.m. and 11:00 p.m. Eastern.


WHO CAN I CALL FOR MORE INFORMATION?

Should you have any questions regarding this proxy, please call Fremont's Institutional Services Group at 1.800.565.0254. You can also find more information on the Fremont sale and proxy at www.fremontinstitutional.com.


www.fremontinstitutional.com                                        800.565.0254
fremont (R)                                                       URGENT UPDATE
        FREMONT INVESTMENT ADVISORS


The Fremont Funds' and Managers Funds' investment objectives, risks, charges and expenses must be considered carefully before investing. The prospectus contains this and other important information about the investment company, and it may be obtained by calling 800.565.0254, or visiting www.fremontinstitutional.com. Read it carefully before investing.

Mutual fund investing involves risk. Principal loss is possible.

Fremont Funds are distributed by Quasar Distributors, LLC and Managers' Funds are distributed by Managers Distributors, Inc. (11/04)


www.fremontinstitutional.com                                        800.565.0254

Shareholder's Q&A

November 30, 2004

We know that you may have many questions about the acquisition of our mutual fund assets by The Managers Funds ("Managers Funds"), the mutual fund platform of Affiliated Managers Group (NYSE: AMG). We at Fremont Investment Advisors ("FIA") are very excited about the opportunity to partner with Managers Funds and hope the following questions and answers help you understand why.

WHY WOULD MANAGERS FUNDS WANT TO MAKE THIS ACQUISITION?

Fremont Investment Advisors and Managers Funds are probably more alike than any two other companies in the mutual fund industry.

Both firms are relatively small and share an entrepreneurial, small company culture. As of March 31, 2004, Managers Funds, based in Norwalk, Connecticut, had slightly more than $5.0 billion in 27 primarily no-load mutual funds, compared to $3.0 billion in 13 mutual funds for FIA at that time.

More importantly, both companies prefer to sub-advise mutual fund investment management, hiring outside institutional money managers who have proven themselves through various market cycles over the years. Although you may not be familiar with the Managers Funds name, they are well respected in the institutional investment management business and are looking forward to expanding their presence with individual investors. Moreover, they are committed to the no-load mutual fund business.

Given these similarities, it is not surprising that Managers Funds is acquiring the assets of the Fremont Funds, opening an office in San Francisco and hiring a large number of the FIA employees who have served you in the past.

WHAT DOES THIS ACQUISITION MEAN FOR YOU AND YOUR INVESTMENTS?

Here's what the acquisition is most likely to mean for you as an investor:

      1. MORE RESOURCES FOR FINDING AND MONITORING TOP INVESTMENT MANAGERS. Managers Funds places a great deal of emphasis on research--on its ability to locate, hire and monitor excellent investment managers for its funds. Managers Funds' research department is bigger than FIA's, and will now grow larger by adding FIA's analysts. This will add more resources to a research department that already enjoys a strong reputation in the industry. In the May 2004 issue of Bloomberg Wealth Manager magazine, Managers Funds was described as a fund family that has "proven particularly deft at picking sub-advisers."

      2. AN ADDED SELECTION OF MULTI-MANAGER FUNDS DESIGNED FOR LOWER VOLATILITY. The Managers Funds are mostly multi-manager funds, while FIA's are mostly single-manager funds. Managers Funds believes that putting two or three managers in one mutual fund can help to generate smoother, more consistent long-term performance with fewer surprises for the investor.

      3. MORE RESOURCES FOR COMPLIANCE AND OTHER IMPORTANT FUNCTIONS. Combining Managers Funds and FIA will make even more resources available not only for research, but also for very important functions like compliance review and shareholder servicing.

      4. A STABLE, SUCCESSFUL PARENT COMPANY. Managers Funds is a mutual fund platform of the publicly-traded Affiliated Managers Group, Inc. (NYSE:
      AMG), an asset management company with equity investments in a diverse group of investment management firms.

      5. A SHARED FOCUS ON YOU, THE CLIENT. Even though Managers Funds is somewhat larger than FIA, it is still a small, growing company that is focused on providing excellent service for its shareholders.

WHAT CHANGES WILL BE MADE TO THE FREMONT FUNDS?

Shareholders are being asked to vote on an Agreement and Plan of Reorganization to allow the Funds to transfer all of their assets into corresponding Managers Funds. There are two proposed reorganizations:

      1. The following Fund mergers will result in the existing Fremont Fund being merged into a new Managers Fund. The new Funds will each have substantially the same investment objective and retain the same sub-advisor as the original Fremont Fund.

      EXISTING FREMONT MUTUAL FUND              ACQUIRING MANAGERS FUND
      ----------------------------              -----------------------
      Fremont Global                            Managers Fremont Global

      Fremont International Growth              Managers International Growth

      Fremont Structured Core                   Managers Structured Core

      Fremont U.S. Small Cap                    Managers Small Cap

      Fremont U.S. Micro-Cap                    Managers Fremont Micro-Cap

      Fremont Institutional U.S. Micro-Cap      Managers Fremont Institutional Micro-Cap

      Fremont Real Estate Securities            Managers Real Estate Securities

      Fremont Bond                              Managers Fremont Bond

      Fremont California Intermediate           Managers California Intermediate Tax-Free
        Tax-Free

      Fremont Money Market                      Fremont Money Market

      2. The Fremont Large Cap Growth Fund and the Fremont Large Cap Value Fund will be merged into existing Managers Funds as follows:


      EXISTING FREMONT MUTUAL FUND              ACQUIRING MANAGERS FUND
      ----------------------------              -----------------------

      Fremont Large Cap Growth                  Managers Capital Appreciation

      Fremont Large Cap Value                   Managers Value


Proxy materials have been mailed to all shareholders of record as of November 5, 2004.

DISCLOSURE

While the Fremont Funds and Managers Funds are primarily no-load, management fees and other expenses still apply.

Please refer to each fund's prospectus for further details.

Mutual fund investing involves risk. Principal loss is possible.

                                                               Related Links:

                                                               Press Release

                                                             Shareholder's Q&A

                                                              Vote Your Proxy


Vote Your Proxy

In January 2003, Fremont Investment Advisors announced its intent to sell a substantial portion of its investment advisors business. In July of 2004, an agreement was reached to reorganize the Fremont Mutual Funds with The Managers Funds, subject to various required approvals and conditions.

During Thanksgiving week, all Fremont Mutual Fund shareholders were mailed a proxy regarding the reorganization of the Fremont Mutual Funds with The Managers Funds. We at Fremont urge you to vote as soon as you receive your proxy statement. All votes are due by January 11, 2005.

Voting Is Easy!

Voting your proxy is easy! Read your proxy statement carefully. You may return here to vote on-line, and you can also vote by phone or mail. If you have questions about the proxy, please call 800.317.8044, and our voting specialists will answer any questions you may have.

To vote on-line:
Direct Fremont Fund Shareholders:               Please visit the Proxy Web Web Site* at:
                                                            www.proxyweb.com

Shareholders investing through a third party,   Please visit the Proxy Vote Web Site* at:
such as Schwab or Fidelity:                                 www.proxyvote.com


*Please note: By linking to ProxyWeb.com and ProxyVote.dom you are leaving the Fremont Funds site and entering their sites.

For more information, read the Proxy Information Statement and the following documents for your Fremont Funds: Proxy Information Statement for All Fremont Funds (except Fremont Large Cap Growth Fund and Fremont Large Cap Value Fund)

Managers Fremont Funds Prospectus dated November 15, 2004

Proxy Information Statement for the Fremont Large Cap Growth Fund and the Fremont Large Cap Value Fund

Please read the prospectus for the Managers Capital Appreciation Fund and the Managers Value Fund on the Managers Funds Web site at www.managersfunds.com. By linking to the Managers Funds Web site, you are leaving the Fremont Funds site and entering the Managers Funds site.

Disclosure

While the Fremont Funds and Managers Funds are primarily no-load, management fees and other expenses still apply. Please refer to each fund's prospectus for further details.

Mutual fund investing involves risk. Principal loss is possible.